EXECUTION VERSION

Exhibit 10.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Agreement”) is made effective as of June 6, 2024, and entered into by and between TECH INFRASTRUCTURE JV I LLC, a Delaware limited liability company, having its principal place of business at 18875 Highway 270 West, Calumet, OK 73014 (the “Debtor”) and LMFA FINANCING, LLC, together with its successors and assigns (the “Secured Party”).

WITNESSETH:

WHEREAS, pursuant to the Loan Agreement dated as of even date herewith (as the same may be amended, restated, supplemented and/or modified from time to time, the “Loan Agreement”) by and between Debtor, as borrower therein, and Secured Party, as lender therein, Secured Party has agreed to make extensions of credit to Debtor upon the terms and subject to the conditions set forth therein;

WHEREAS, it is a condition precedent to the obligation of the Secured Party to make its extensions of credit to Debtor under the Loan Agreement that Debtor executes and delivers this Agreement to Secured Party.

AGREEMENT:

NOW, THEREFORE, for value received, the receipt and sufficiency of which are hereby acknowledged, Debtor and Secured Party hereby agree as follows:

1. Definitions. Capitalized terms not otherwise defined herein are defined Loan Agreement or set forth in the Code or, if not defined therein, the other provisions of the Uniform Commercial Code in effect from time to time in the State of Florida. As used in this Agreement, the following terms shall have the meanings indicated below:

(a) “Code” means Article 9 of the Uniform Commercial Code in effect in the State of Florida on the date of this Agreement or as it may hereafter be amended from time to time.

(b) “Collateral” has the meaning specified in Section 2.1 hereof.

(c) “Obligated Party” means any party other than Debtor, including, without limitation, Debtor, who secures, guarantees and/or is otherwise obligated to pay all or any portion of the Indebtedness.

2. Collateral; Security Interest. As security for the Indebtedness, Debtor, for value received, hereby pledges and grants to Secured Party a continuing security interest in the Collateral. “Collateral” means all of the personal property of Debtor as set forth below (as indicated), wherever located, and now owned or hereafter acquired:

(a) All “accounts”, as defined in the Code, together with any and all books of account, customer lists and other records relating in any way to the foregoing (including, without limitation, computer software, whether on tape, disk, card, strip, cartridge or any other form), and in any case where an account arises from the sale of goods, the interest of Debtor in such goods.

(b) All “inventory” as defined in the Code, and all records relating in any way to the foregoing (including, without limitation, any computer software, whether on tape, disk, card, strip, cartridge or any other form).

(c) All “chattel paper” as defined in the Code, and all records relating in any way to the foregoing (including, without limitation, any computer software, whether on tape, disk, card, strip, cartridge or any other form).

(d) All “equipment” as defined in the Code, of whatsoever kind and character now or hereafter possessed, held, acquired, leased or owned by Debtor and used or usable in Debtor’s business, and in any event shall include, but shall not be limited to, all machinery, tools, computer software, office equipment, furniture, appliances, furnishings, fixtures, vehicles, motor vehicles, together with all replacements, accessories, additions, substitutions and accessions to all of the foregoing, and all manuals, instructions and records relating in any way to the foregoing (including, without limitation, any computer software, whether on tape, disk, card, strip, cartridge or any other form).

(e) All “instruments” as defined in the Code (including promissory notes), and all records relating in any way to the foregoing (including, without limitation, any computer software, whether on tape, disk, card, strip, cartridge or any other form).

(f) All “documents” as defined in the Code, and all records relating in any way to the foregoing (including, without limitation, any computer software, whether on tape, disk, card, strip, cartridge or any other form).

(g) All “deposit accounts” as defined in the Code, and all records relating in any way to the foregoing (including, without limitation, any computer software, whether on tape, disk, card, strip, cartridge or any other form).

(f) All “letter of credit rights” as defined in the Code, and all records relating in any way to the foregoing (including, without limitation, any computer software, whether on tape, disk, card, strip, cartridge or any other form).

(h) All “general intangibles” as defined in the Code, and all records relating in any way to the foregoing (including, without limitation, any computer software, whether on tape, disk, card, strip, cartridge or any other form), including all permits, regulatory approvals, copyrights, patents, trademarks, service marks, trade names, mask works, goodwill, licenses and all other intellectual property owned by Debtor or used in Debtor’s business.

The term Collateral, as used herein, also includes all Products and Proceeds of all of the foregoing Collateral (including without limitation, insurance payable by reason of loss or damage to the foregoing property) and any property, securities, guaranties or monies of Debtor which may at any time come into the possession of Secured Party. The designation of proceeds does not authorize Debtor to sell, transfer or otherwise convey any of the foregoing property except finished goods intended for sale in the ordinary course of Debtor’s business or as otherwise provided herein or in the Loan Agreement.

3. Representations and Warranties. Debtor hereby makes the following and continuing representations and warranties to Secured Party:

(a) Authority. The execution, delivery and performance of this Agreement and all of the other Loan Documents by Debtor to which it is a party have been duly authorized by all necessary corporate action of Debtor, to the extent Debtor is a corporation, by all necessary partnership action, to the extent Debtor is a partnership, or by all necessary limited liability company action, to the extent Debtor is a limited liability company.

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(b) Enforceability. This Agreement and the other Loan Documents to which Debtor is a party constitute legal, valid and binding obligations of Debtor, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles.

(c) No Conflicts or Consents. Neither the ownership, the intended use of the Collateral by Debtor, nor the grant of the security interest by Debtor to Secured Party herein, will (i) conflict with any provision of (A) any Applicable Law, except where such conflict would not reasonably be expected to result in a Material Adverse Effect, (B) the articles or certificate of incorporation, charter, bylaws, partnership agreement, articles or certificate of organization, or regulations as the case may be, of Debtor, or (C) any Material Agreement binding upon Debtor, or (ii) result in or require the creation of any lien, charge or encumbrance upon any assets or properties of Debtor or of any person except for any Permitted Liens or as otherwise contemplated by the Loan Documents. No consent, approval, authorization or order of, and no notice to or filing with, any Governmental Authority or third party is required in connection with the grant by Debtor of the security interest herein, except, in each case, as expressly contemplated in the Loan Documents, as required by the Code or to the extent any such consent, approval or authorization has already been obtained by Debtor or Secured Party prior to the date hereof.

(d) Security Interest. Debtor has and will have at all times full right, power and authority to grant a security interest in the Collateral to Secured Party in the manner provided herein, free and clear of any lien, security interest or other charge or encumbrance other than Permitted Liens. This Agreement creates a legal, valid and binding security interest in favor of Secured Party in the Collateral securing the Indebtedness. To the extent permitted in the Code, possession by Secured Party of all certificates, instruments and cash constituting Collateral from time to time and/or the filing of the financing statements delivered prior hereto and/or concurrently herewith by Debtor to Secured Party will perfect and establish the first priority of Secured Party’s security interest hereunder in the Collateral except for Permitted Liens and assuming (A) the filing of the necessary financing statements with the applicable Governmental Authorities, to the extent a security interest in the Collateral of Debtor granted or purported to be granted hereunder may be perfected by the filing of a financing statement under the Uniform Commercial Code in effect in the State of Delaware, and (B) Secured Party taking all such other action necessary to perfect its security interest in the Collateral to the extent a security interest in the Collateral of Debtor granted or purported to be granted hereunder may not be perfected by the filing of a financing statement under the Uniform Commercial Code in effect in the State of Delaware.

(e) Location/Identity. Debtor’s principal residence, chief executive office, or state of organization (as those terms are used in the Code) as the case may be (the “Organizational Information”), is located at as set forth on the first page hereof. Except as specified herein or in the Loan Agreement, the Organizational Information shall not change.

(h) Solvency of Debtor. As of the date hereof, and after giving effect to this Agreement and the completion of all other transactions contemplated by the Loan Documents, (i) Debtor and its Affiliates, taken as a whole, are and will be solvent, (ii) the fair saleable value of Debtor’s and its Affiliates’ assets, taken as a whole, exceeds and will continue to exceed Debtor’s liabilities (both fixed and contingent), (iii) Debtor is paying and will continue to be able to pay its debts as they mature, and (iv) if Debtor is not an individual, Debtor and its Affiliates, taken as a whole, have and will have sufficient capital to carry on Debtor’s businesses as currently conducted.

(j) Inventory. The security interest in the inventory shall continue through all stages of manufacture and shall, without further action, attach to the accounts or other proceeds resulting from the

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sale or other disposition thereof and to all such inventory as may be returned to Debtor by its account debtors.

(k) Accounts. Each account represents the valid and legally binding indebtedness of a bona fide account debtor arising from the sale or lease by Debtor of goods or the rendition by Debtor of services and is not subject to contra accounts, setoffs, defenses or counterclaims by or available to account debtors obligated on the accounts except rights of offset in favor of wholesalers in the ordinary course of business and as disclosed by Debtor to Secured Party from time to time in writing. The amount shown as to each account on Debtor’s books is the true and to Debtor’s knowledge, undisputed amount owing and unpaid thereon, subject only to discounts, allowances, rebates, credits and adjustments to which the account debtor has a right and which have been disclosed to Secured Party from time to time in writing.

(l) Chattel Paper, Documents and Instruments. The chattel paper, documents and instruments of Debtor pledged hereunder have only one original counterpart and no party other than Debtor or Secured Party is in actual or constructive possession of any such chattel paper, documents or instruments.

4. Affirmative Covenants. In addition to all covenants and agreements of Debtor set forth in the Loan Documents, which are incorporated herein by this reference, Debtor will comply with the covenants contained in this Section 4 at all times during the period of time this Agreement is effective unless Secured Party shall otherwise consent in writing.

(a) Ownership and Liens. Debtor will maintain good and marketable title to all Collateral free and clear of all liens, security interests, encumbrances or adverse claims, except for the security interest created by this Agreement and the Permitted Liens. Debtor will not permit any dispute, right of setoff, counterclaim or defense to exist with respect to all or any part of the Collateral. Debtor will cause any financing statement or other security instrument with respect to the Collateral to be terminated, except as may exist or as may have been filed in favor of Secured Party or with respect to Permitted Liens. Debtor will defend at its expense Secured Party’s right, title and security interest in and to the Collateral against the claims of any third party, subject to any Permitted Liens.

(b) Further Assurances. Debtor will from time to time at its expense promptly execute and deliver all further instruments and documents and take all further action necessary or appropriate or that Secured Party may request in order (i) to perfect and protect the security interest created or purported to be created hereby and the first priority (subject to any Permitted Liens) of such security interest, (ii) to enable Secured Party to exercise and enforce its rights and remedies hereunder in respect of the Collateral, and (iii) to otherwise effect the purposes of this Agreement, including without limitation: (A) executing (if requested) and filing such financing or continuation statements, or amendments thereto; and (B) furnishing to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral, all in reasonable detail satisfactory to Secured Party.

(c) Inspection of Collateral. Debtor will keep adequate records concerning the Collateral and will permit Secured Party and all representatives and agents appointed by Secured Party to inspect any of the Collateral and the books and records of or relating to the Collateral upon reasonable prior notice during Debtor’s normal business hours, to make and take away photocopies, photographs and printouts thereof and to write down and record any such information; provided, that, any such inspection shall occur no more than once per calendar year unless an Event of Default has occurred and is continuing.

(d) Payment of Taxes. Debtor (i) will timely pay all Taxes imposed upon the Collateral or any part thereof, (ii) will timely pay all lawful claims which, if unpaid, might become a lien or charge upon the Collateral or any part thereof, and (iii) will maintain appropriate accruals and reserves for all such liabilities

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in a timely fashion in accordance with generally accepted accounting principles. Debtor may, however, delay paying or discharging any such Taxes so long as the validity thereof is contested in good faith by proper proceedings and provided Debtor has set aside on Debtor’s books adequate reserves therefor. Notwithstanding any other provision contained in this Subsection, Secured Party may at its discretion exercise its rights under Subsection 6(c) at any time to pay such Taxes.

(f) Mortgagee’s and Landlord’s Waivers. Debtor shall use commercially reasonable efforts to cause each landlord of real property leased by Debtor to execute and deliver agreements satisfactory in form and substance to Secured Party by which such landlord waives or subordinates any rights it may have in the Collateral.

(g) Accounts and General Intangibles. Debtor will, except as otherwise provided in Subsection 6(e), use commercially reasonable efforts to collect, at Debtor’s own expense, all amounts due or to become due under each of the accounts and general intangibles. In connection with such collections, Debtor may and, at Secured Party’s direction, will take such action not otherwise forbidden by Subsection 5(e) as Debtor or Secured Party may deem necessary or advisable to enforce collection or performance of each of the accounts and general intangibles. Debtor will also duly perform and cause to be performed all of its obligations with respect to the goods or services, the sale or lease or rendition of which gave rise or will give rise to each account and all of its obligations to be performed under or with respect to the general intangibles. Debtor also covenants and agrees to take any action and/or execute any documents that Secured Party may request in order to comply with the Federal Assignment of Claims Act, as amended.

(h) Chattel Paper, Documents and Instruments. Debtor will take such action as may be requested by Secured Party in order to cause any chattel paper, documents or instruments to be valid and enforceable and will cause all chattel paper to have only one original counterpart. Upon request by Secured Party, Debtor will deliver to Secured Party all originals of chattel paper, documents or instruments and will mark all chattel paper with a legend indicating that such chattel paper is subject to the security interest granted hereunder.

(i) Condition of Goods. Debtor will maintain, preserve, protect and keep all Collateral which constitutes goods in good condition, repair and working order, reasonable wear and tear excepted, and Debtor will cause such Collateral to be used and operated in good and workmanlike manner, in accordance with applicable laws and in a manner which will not make void or cancelable any insurance with respect to such Collateral. Debtor will promptly make or cause to be made all necessary repairs, replacements and other improvements to or in connection with the Collateral as deemed appropriate in Debtor’s reasonable business judgment.

5. Negative Covenants. Debtor will comply with the covenants contained in this Section 5 at all times during the period of time this Agreement is effective, unless Secured Party shall otherwise consent in writing.

(a) Transfer or Encumbrance. Debtor will not make any Dispositions of the Collateral except as permitted by Section 6.21 of the Loan Agreement.

(b) Impairment of Security Interest. Debtor will not take or fail to take any action which would in reasonably be expected to result in a Material Adverse Effect.

(c) Possession of Collateral. Debtor will not cause or permit the removal of any Collateral from its possession, control and risk of loss, nor will Debtor cause or permit the removal of any Collateral (or records concerning the Collateral) from the addresses on the first page hereof other than (i) as permitted by Subsection 5(a), or (ii) in connection with the possession of any Collateral by Secured Party or by its

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bailee. If any Collateral is in the possession of a third party or on consignment, Debtor will join with Secured Party in notifying the third party of Secured Party’s security interest therein and obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Secured Party.

(d) Compromise of Collateral. Debtor will not adjust, settle, compromise, amend or modify any Collateral, except an adjustment, settlement, compromise, amendment or modification in good faith and in the ordinary course of business; provided, however, this exception shall automatically terminate upon the occurrence and continuance of an Event of Default. Debtor shall provide to Secured Party such information concerning (i) any adjustment, settlement, compromise, amendment or modification of any Collateral, and (ii) any claim asserted by any account debtor for credit, allowance, adjustment, dispute, setoff or counterclaim, as Secured Party may request from time to time.

(e) Financing Statement Filings. Debtor recognizes that financing statements pertaining to the Collateral have been or may be filed in one or more of the following jurisdictions: the location of Debtor’s principal residence, the location of Debtor’s chief executive office, the jurisdiction in which Debtor is organized, or other such place as the Debtor may be “located” under the provisions of the Code; where Debtor maintains any Collateral, or has its records concerning any Collateral, as the case may be. Without limitation of any other covenant herein, Debtor will neither cause nor permit any change in the location of (i) any Collateral, (ii) any records concerning any Collateral, or (iii) Debtor’s principal residence, the location of Debtor’s chief executive office, or the jurisdiction of Debtor’s organization, as the case may be, to a location other than as represented in Subsection 3(g), nor will Debtor change its name or the Organizational Information as represented in Subsection 3(g), unless Debtor shall have notified Secured Party in writing of such change at least ten (10) days prior to the effective date of such change, and shall have first taken all action required by Secured Party for the purpose of further perfecting or protecting the security interest in favor of Secured Party in the Collateral. In any written notice furnished pursuant to this Subsection, Debtor will expressly state that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purpose of continuing perfection of Secured Party’s security interest in the Collateral.

Without limiting Secured Party’s rights hereunder, Debtor authorizes Secured Party to file financing statements and amendments thereto under the provisions of the Code as amended from time to time.

(f) Marking of Chattel Paper. Debtor will not create any Chattel Paper without placing a legend on the Chattel Paper acceptable to Secured Party indicating that Secured Party has a security interest in the Chattel Paper.

(g) Goods. Debtor will not permit any Collateral which constitutes goods to at any time (i) be covered by any document except documents in the possession of the Secured Party, (ii) become so related to, attached to or used in connection with any particular real property so as to become a fixture upon such real property, or (iii) be installed in or affixed to other goods so as to become an accession to such other goods unless such other goods are subject to a perfected first priority security interest under this Agreement.

6. Rights of Secured Party. Secured Party shall have the rights contained in this Section 6 at all times during the period of time this Agreement is effective.

(a) Additional Financing Statements Filings. Debtor hereby authorizes Secured Party to file, without the signature of Debtor, one or more financing or continuation statements, and amendments thereto, relating to the Collateral. Debtor further agrees that a carbon, photographic or other reproduction of this Security Agreement or any financing statement describing any Collateral is sufficient as a financing statement and may be filed in any jurisdiction Secured Party may deem appropriate.

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(b) Power of Attorney. Debtor hereby irrevocably appoints Secured Party as Debtor’s attorney‑in‑fact, such power of attorney being coupled with an interest, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, upon the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which Secured Party may deem necessary to accomplish the purposes of this Agreement, including without limitation: (i) to obtain and adjust insurance required by Secured Party hereunder; (ii) to demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of the Collateral; (iii) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) or (ii) above; and (iv) to file any claims or take any action or institute any proceedings which Secured Party may deem necessary or appropriate for the collection and/or preservation of the Collateral or otherwise to enforce the rights of Secured Party with respect to the Collateral.

(c) Performance by Secured Party. If Debtor fails to perform any agreement or obligation provided herein, Secured Party may itself perform, or cause performance of, such agreement or obligation, and the expenses of Secured Party incurred in connection therewith shall be a part of the Indebtedness, secured by the Collateral and payable by Debtor within ten (10) days of Secured Party’s written demand.

(d) Debtor’s Receipt of Proceeds. All amounts and proceeds (including instruments and writings) received by Debtor in respect of such accounts or general intangibles shall be received in trust for the benefit of Secured Party hereunder and, upon request of Secured Party, shall be segregated from other property of Debtor and shall be forthwith delivered to Secured Party in the same form as so received (with any necessary endorsement) and applied to the Indebtedness in such manner as Secured Party deems appropriate in its sole discretion.

(e) Notification of Account Debtors. Secured Party may at its discretion from time to time notify any or all obligors under any accounts or general intangibles (i) of Secured Party’s security interest in such accounts or general intangibles and, upon the occurrence and during the continuance an Event of Default, direct such obligors to make payment of all amounts due or to become due to Debtor thereunder directly to Secured Party, and (ii) to verify the accounts or general intangibles with such obligors. Secured Party shall have the right, at the expense of Debtor, upon the occurrence and during the continuance an Event of Default, to enforce collection of any such accounts or general intangibles and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Debtor.

7. Events of Default. Each of the following constitutes an event of default hereunder (each, an “Event of Default”).

(a) An “Event of Default” as defined in the Loan Agreement occurs and is continuing beyond any applicable notice and cure period;

(b) Execution on Collateral. The Collateral or any portion thereof is taken on execution or other process of law in any action against Debtor, in each case, to the extend that Debtor does not receive insurance proceeds and/or a condemnation award therefor; or

(c) Action by Other Lienholder. The holder of any lien or security interest on any of the Collateral (without hereby implying the consent of Secured Party to the existence or creation of any such lien or security interest on the Collateral), declares a default thereunder and institutes foreclosure or other proceedings for the enforcement of its remedies thereunder;

(d) Search Report. Secured Party shall receive at any time following the execution of this Agreement a search report indicating that Secured Party’s security interest is not prior to all other security interests or liens reflected in the report (other than Permitted Liens), except to the extent that Secured Party

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has not taken the necessary actions or made the necessary filings as required by Applicable Law to perfect and maintain priority of its Lien.

8. Remedies and Related Rights. Upon the occurrence and continuation beyond any applicable notice and cure period of an Event of Default, Secured Party may exercise one or more of the rights and remedies provided in this Section.

(a) Remedies. Secured Party may from time to time at its discretion, without limitation and without notice except as expressly provided in any of the Loan Documents:

(i) exercise in respect of the Collateral all the rights and remedies of a secured party under the Code (whether or not the Code applies to the affected Collateral);

(ii) require Debtor to, and Debtor hereby agrees that it will at its expense and upon request of Secured Party, assemble the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties;

(iii) reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest granted hereunder by any available judicial procedure;

(iv) sell or otherwise dispose of, at its office, on the premises of Debtor or elsewhere, the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale or other disposition of any part of the Collateral shall not exhaust Secured Party’s power of sale, but sales or other dispositions may be made from time to time until all of the Collateral has been sold or disposed of or until the Indebtedness has been paid and performed in full), and at any such sale or other disposition it shall not be necessary to exhibit any of the Collateral;

(v) buy the Collateral, or any portion thereof, at any public sale;

(vi) buy the Collateral, or any portion thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations;

(vii) apply for the appointment of a receiver for the Collateral, and Debtor hereby consents to any such appointment; and

(viii) at its option, retain the Collateral in satisfaction of the Indebtedness whenever the circumstances are such that Secured Party is entitled to do so under the Code or otherwise, to the full extent permitted by the Code, Secured Party shall be permitted to elect whether such retention shall be in full or partial satisfaction of the Indebtedness.

In the event Secured Party shall elect to sell the Collateral, Secured Party may sell the Collateral without giving any warranties as and shall be permitted to specifically disclaim any warranties of title or the like. Further, if Secured Party sells any of the Collateral on credit, Debtor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the Indebtedness. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of the sale. Debtor agrees that in the event Debtor or any obligor is entitled to receive any notice under the Code, as it exists in the state governing any such notice, of the sale or other disposition of any Collateral, reasonable notice shall be deemed given when such notice is deposited in a depository receptacle under the care and custody of the United States Postal Service, postage

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prepaid, at such party’s address set forth on the first page hereof, ten (10) days prior to the date of any public sale, or after which a private sale, of any of such Collateral is to be held. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Application of Proceeds. If any Event of Default shall have occurred and is continuing, Secured Party may at its discretion apply or use any cash held by Secured Party as Collateral, and any cash proceeds received by Secured Party in respect of any sale or other disposition of, collection from, or other realization upon, all or any part of the Collateral as follows in such order and manner as Secured Party may elect:

(i) to the repayment or reimbursement of the reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by Secured Party in connection with (A) the administration of the Loan Documents, (B) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, the Collateral, and (C) the exercise or enforcement of any of the rights and remedies of Secured Party hereunder;

(ii) to the payment or other satisfaction of any liens and other encumbrances upon the Collateral;

(iii) to the satisfaction of the Indebtedness;

(iv) by holding such cash and proceeds as Collateral;

(v) to the payment of any other amounts required by applicable law (including without limitation, Section 679.615(1)(c) of the Code or any other applicable statutory provision); and

(vi) by delivery to Debtor or any other party lawfully entitled to receive such cash or proceeds whether by direction of a court of competent jurisdiction or otherwise.

(c) [Intentionally Omitted].

(d) Non-Judicial Remedies. In granting to Secured Party the power to enforce its rights hereunder without prior judicial process or judicial hearing, Debtor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Secured Party to enforce its rights by judicial process. Debtor recognizes and concedes that non‑judicial remedies are consistent with the usage of trade, are responsive to commercial necessity and are the result of a bargain at arm’s length. Nothing herein is intended to prevent Secured Party or Debtor from resorting to judicial process at either party’s option.

(e) Other Recourse. DEBTOR WAIVES ANY RIGHT TO REQUIRE SECURED PARTY TO PROCEED AGAINST ANY THIRD PARTY, EXHAUST ANY COLLATERAL OR OTHER SECURITY FOR THE INDEBTEDNESS, OR TO HAVE ANY THIRD PARTY JOINED WITH DEBTOR IN ANY SUIT ARISING OUT OF THE INDEBTEDNESS OR ANY OF THE LOAN DOCUMENTS, OR PURSUE ANY OTHER REMEDY AVAILABLE TO SECURED PARTY. DEBTOR FURTHER WAIVES ANY AND ALL NOTICE OF ACCEPTANCE OF THIS AGREEMENT AND OF THE CREATION, MODIFICATION, REARRANGEMENT, RENEWAL OR EXTENSION OF THE INDEBTEDNESS. DEBTOR FURTHER WAIVES ANY DEFENSE ARISING BY REASON OF ANY DISABILITY OR OTHER DEFENSE OF ANY THIRD PARTY OR BY REASON OF THE CESSATION FROM ANY CAUSE WHATSOEVER OF THE

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LIABILITY OF ANY THIRD PARTY. UNTIL ALL OF THE INDEBTEDNESS SHALL HAVE BEEN PAID IN FULL, DEBTOR SHALL HAVE NO RIGHT OF SUBROGATION AND DEBTOR WAIVES THE RIGHT TO ENFORCE ANY REMEDY WHICH SECURED PARTY HAS OR MAY HEREAFTER HAVE AGAINST ANY THIRD PARTY, AND WAIVES ANY BENEFIT OF AND ANY RIGHT TO PARTICIPATE IN ANY OTHER SECURITY WHATSOEVER NOW OR HEREAFTER HELD BY SECURED PARTY. Debtor authorizes Secured Party, and without notice or demand and without any reservation of rights against Debtor and without affecting Debtor’s liability hereunder or on the Indebtedness to (i) take or hold any other property of any type from any third party as security for the Indebtedness, and exchange, enforce, waive and release any or all of such other property, (ii) apply such other property and direct the order or manner of sale thereof as Secured Party may in its discretion determine, (iii) renew, extend, accelerate, modify, compromise, settle or release any of the Indebtedness or other security for the Indebtedness, (iv) waive, enforce or modify any of the provisions of any of the Loan Documents executed by any third party, and (v) release or substitute any third party.

9. Indemnity. As provided in the Code, DEBTOR HEREBY INDEMNIFIES AND AGREES TO HOLD HARMLESS SECURED PARTY, AND ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND REPRESENTATIVES (EACH AN “INDEMNIFIED PERSON”) FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, CLAIMS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND OR NATURE (COLLECTIVELY, THE “CLAIMS”) WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST, ANY INDEMNIFIED PERSON ARISING IN CONNECTION WITH THE LOAN DOCUMENTS, THE INDEBTEDNESS OR THE COLLATERAL (INCLUDING WITHOUT LIMITATION, THE ENFORCEMENT OF THE LOAN DOCUMENTS AND THE DEFENSE OF ANY INDEMNIFIED PERSON’S ACTIONS AND/OR INACTIONS IN CONNECTION WITH THE LOAN DOCUMENTS); PROVIDED, HOWEVER, THAT DEBTOR SHALL NOT BE OBLIGATED TO INDEMNIFY ANY INDEMNIFIED PERSON FOR ANY ACTS OR OMISSIONS OF SUCH INDEMNIFIED PERSON TO THE EXTENT ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON. THE INDEMNIFICATION PROVIDED FOR IN THIS SECTION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT AND SHALL EXTEND AND CONTINUE TO BENEFIT EACH INDIVIDUAL OR ENTITY WHO IS OR HAS AT ANY TIME BEEN AN INDEMNIFIED PERSON HEREUNDER.

10. Miscellaneous.

(a) Entire Agreement. This Agreement contains the entire agreement of Secured Party and Debtor with respect to the Collateral. If the parties hereto are parties to any prior agreement, either written or oral, relating to the Collateral, the terms of this Agreement shall amend and supersede the terms of such prior agreements as to transactions on or after the effective date of this Agreement, but all security agreements, financing statements, guaranties, other contracts and notices for the benefit of Secured Party shall continue in full force and effect to secure the Indebtedness unless Secured Party specifically releases its rights thereunder by separate release.

(b) Amendment. No modification, consent or amendment of any provision of this Agreement or any of the other Loan Documents shall be valid or effective unless the same is authenticated by the party against whom it is sought to be enforced, except to the extent of amendments specifically permitted by the Code without authentication by the Debtor or obligor.

(c) Actions by Secured Party. The Lien or other rights of Secured Party hereunder shall not be impaired by (i) any renewal, extension, increase or modification with respect to the Indebtedness, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Secured Party may

Security Agreement (TECH INFRASTRUCTURE JV I LLC) Page 10

grant with respect to the Collateral, or (iii) any release or indulgence granted to any endorser, guarantor or surety of the Indebtedness. The taking of additional security by Secured Party shall not release or impair the lien, security interest or other security rights of Secured Party hereunder or affect the obligations of Debtor hereunder.

(d) Waiver by Secured Party. Secured Party may waive any Event of Default without waiving any other prior or subsequent Event of Default. Secured Party may remedy any default without waiving the Event of Default remedied. Neither the failure by Secured Party to exercise, nor the delay by Secured Party in exercising, any right or remedy upon any Event of Default shall be construed as a waiver of such Event of Default or as a waiver of the right to exercise any such right or remedy at a later date. No single or partial exercise by Secured Party of any right or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right or remedy hereunder may be exercised at any time. No waiver of any provision hereof or consent to any departure by Debtor therefrom shall be effective unless the same shall be in writing and signed by Secured Party and then such waiver or consent shall be effective only in the specific instances, for the purpose for which given and to the extent therein specified. No notice to or demand on Debtor in any case shall of itself entitle Debtor to any other or further notice or demand in similar or other circumstances.

(g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA AND APPLICABLE FEDERAL LAWS, EXCEPT TO THE EXTENT PERFECTION AND THE EFFECT OF PERFECTION OR NON‑PERFECTION OF THE SECURITY INTEREST GRANTED HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF FLORIDA.

(h) Venue. This Agreement has been entered into in the county in Florida where Secured Party’s address for notice purposes is located, and it shall be performable for all purposes in such county. Courts within the State of Florida shall have jurisdiction over any and all disputes arising under or pertaining to this Agreement and venue for any such disputes shall be in the county or judicial district where this Agreement has been executed and delivered.

(i) No Obligation. Nothing contained herein shall be construed as an obligation on the part of Secured Party to extend or continue to extend credit to Debtor.

(j) Binding Effect and Assignment. This Agreement shall: (i) be binding on Debtor and the heirs, executors, administrators, personal representatives, successors and assigns of Debtor, and (ii) shall inure to the benefit of Secured Party and its successors and assigns. Without limiting the generality of the foregoing, Secured Party may pledge, assign or otherwise transfer the Indebtedness and its rights under this Agreement and any of the other Loan Documents to any other party. Debtor’s rights and obligations hereunder may not be assigned or otherwise transferred without the prior written consent of Secured Party.

(k) Cumulative Rights. All rights and remedies of Secured Party hereunder are cumulative of each other and of every other right or remedy which Secured Party may otherwise have at law or in equity or under any of the other Loan Documents, and the exercise of one or more of such rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of any other rights or remedies. Further, except as specifically noted as a waiver herein, no provision of this Agreement is intended by the parties to this Agreement to waive any rights, benefits or protection afforded to Secured Party under the Code.

(l) Gender and Number. Within this Agreement, words of any gender shall be held and construed to include the other gender, and words in the singular number shall be held and construed to

Security Agreement (TECH INFRASTRUCTURE JV I LLC) Page 11

include the plural and words in the plural number shall be held and construed to include the singular, unless in each instance the context requires otherwise.

(m) Descriptive Headings. The headings in this Agreement are for convenience only and shall in no way enlarge, limit or define the scope or meaning of the various and several provisions hereof.

(n) Termination. Upon the repayment in full of all Indebtedness, the security interest created hereby shall terminate and all rights to the Collateral shall revert to the Debtor. Upon any such termination of the security interest created hereby, the Secured Party will, at the expense of Grantor, execute and deliver to Debtor or file such documents as Debtor shall reasonably request, including but not limited to a termination statement to evidence the termination of such security interest.

[Signature page follows]

Security Agreement (TECH INFRASTRUCTURE JV I LLC) Page 12

EXECUTED as of the date first written above.

DEBTOR:

TECH INFRASTRUCTURE JV I LLC,

a Delaware limited liability company

By: /s/ Cleverton Ribeiro___

Name: Cleverton Carlos Ribeiro

Title: Manager

SECURED PARTY:

LM FUNDING AMERICA, INC.

By: /s/ Richard Russell

Name: Richard Russell

Title: CFO

[Signature Page to Security Agreement]